UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________
FORM 8-K
 _____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2019
 _____________________________
Medtronic Public Limited Company
(Exact name of Registrant as Specified in its Charter)
  _____________________________

Ireland	1-36820	98-1183488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 On Hatch, Lower Hatch Street Dublin 2, Ireland
(Address of principal executive offices)

+353 1 438-1700
(Registrant's telephone number; including area code):

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary shares, par value $0.0001 per share	MDT	New York Stock Exchange
Floating Rate Notes due 2021	MDT/21	New York Stock Exchange
0% Senior Notes due 2021	MDT/21A	New York Stock Exchange
0.00% Senior Notes due 2022	MDT/22B	New York Stock Exchange
0.375% Senior Notes due 2023	MDT/23B	New York Stock Exchange
0.25% Senior Notes due 2025	MDT/25	New York Stock Exchange
1.125% Senior Notes due 2027	MDT/27	New York Stock Exchange
1.625% Senior Notes due 2031	MDT/31	New York Stock Exchange
1.00% Senior Notes due 2031	MDT/31A	New York Stock Exchange
2.250% Senior Notes due 2039	MDT/39A	New York Stock Exchange
1.50% Senior Notes due 2039	MDT/39B	New York Stock Exchange
1.75% Senior Notes due 2049	MDT/49	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 23, 2019, the Board of Directors (the “Board”) of Medtronic plc (the “Company” or “Medtronic”) approved the appointment of Geoffrey S. Martha as the Company’s new President, and related personnel changes, as well as the increase in the number of members of the Board from eleven (11) to twelve (12) and the appointment of Mr. Martha as a director of the Company, all effective November 1, 2019. Mr. Martha will report to Chairman and Chief Executive Officer Omar Ishrak. Effective April 26, 2020, Mr. Ishrak will retire as Chief Executive Officer of the Company and will become Executive Chairman of the Company. On April 27, 2020, Mr. Martha will become Chief Executive Officer of the Company. These changes are part of the Board’s leadership succession planning process and are aligned with the Company’s mandatory retirement policy for executive officers.
Mr. Martha, age 49, has been Company’s Executive Vice President and President, Restorative Therapies Group since June 2015. Mr. Martha previously served as Senior Vice President of Strategy and Business Development of the Company beginning in January 2015 and of Medtronic, Inc. beginning in August 2011. Prior to that, he served as Managing Director of Business Development at GE Healthcare from April 2007 to July 2011; General Manager for GE Capital Technology Finance Services from November 2003 to March 2007; Senior Vice President, Business Development for GE Capital Vendor Financial Services from February 2002 to October 2003; General Manager for GE Capital Colonial Pacific Leasing from February 2001 to January 2002; and Vice President, Business Development for Potomac Federal, the GE Capital federal financing investment bank from May 1998 to January 2001.
In connection with Mr. Martha’s appointment as President, the Company and Mr. Martha entered into a Letter Agreement, dated August 26, 2019, which sets forth certain terms of his employment as President. Effective upon becoming President (and continuing after he becomes Chief Executive Officer), Mr. Martha will receive an annualized base salary of $1,100,000 and be eligible for a target annual bonus opportunity of 150% of his base salary, each prorated in the year of appointment. In addition, upon appointment, Mr. Martha will receive a one-time equity grant under the Medtronic plc Amended and Restated 2013 Stock Award and Incentive Plan. The grant date value of the equity award will be $3.1 million. The equity grant will be apportioned among stock options (1/3); restricted stock units (1/3); and a three-year cash incentive plan called the Long-Term Performance Plan (“LTPP”) (1/3). No additional compensation will be provided to Mr. Martha for his service as a director on the Board.
The stock options will have a ten-year term and vest over four years in equal increments of 25% per year beginning July 29, 2020. The restricted stock units (“RSUs”) will cliff vest (100%) on July 29, 2022, subject to a three-year minimum performance threshold that must be met before the RSUs vest. For fiscal year 2020 RSU grants, the performance threshold was set as the cumulative diluted EPS over a three-year period based on a compound annual growth rate of 3%. The LTPP will pay in cash after the end of the three fiscal year performance period (fiscal years 2020-2022), based on achievement of the LTPP’s performance goals.
Mr. Martha will also be entitled to a business allowance, personal aircraft usage and participation in the Company's severance and change in control plans consistent with current Executive Officer levels.
The Company and Mr. Ishrak also entered into a Letter Agreement, dated August 23, 2019, pursuant to which Mr. Ishrak’s base salary will decrease on April 27, 2020 to $1,000,000 annually, prorated in the year his appointment to Executive Chairman becomes effective and following his retirement as Chief Executive Officer. The terms of his employment otherwise continue in full force and effect.
A copy of the Company’s press release, dated August 28, 2019, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Exhibits.
(d) List of Exhibits

Exhibit Number	Description

99.1	Press release of Medtronic plc announcing leadership changes, dated August 28, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC PUBLIC LIMITED COMPANY

Date: August 28, 2019	By	/s/ Bradley E. Lerman
Bradley E. Lerman
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of Medtronic plc announcing leadership changes, dated August 28, 2019